Exhibit 10(c)

                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                               SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of ACM Government Opportunity Fund, Inc. (the "Registrant"), hereby certifies that the Registrant's report on Form N-CSR for the period ended July 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  September 26, 2003

                                                  By:     /s/ John D. Carifa
                                                          -------------------
                                                          John D. Carifa
                                                          Chairman and President

                                                  By:     /s/ Mark D. Gersten
                                                          -------------------
                                                          Mark D. Gersten
                                                          Treasurer and Chief
                                                          Financial Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.